UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2009

Cardinal Health, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-11373	31-0958666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Cardinal Place, Dublin, Ohio 43017

(Address of principal executive offices) (Zip Code)

(614) 757-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Pursuant to Instruction 2 to Item 5.02 of Form 8-K, this Current Report on Form 8-K/A amends and supplements the information reported in Item 5.02(d) to the Current Report on Form 8-K dated July 1, 2009 (filed July 7, 2009) regarding the election of Bruce L. Downey to the board of directors of Cardinal Health, Inc. (the “Company”), effective upon the Company’s planned spin-off of CareFusion Corporation (“CareFusion”) through the distribution of at least 80.1% of CareFusion’s outstanding common stock to the Company’s shareholders, which is expected to occur after the close of trading on August 31, 2009 (the “Spin-Off”). This Current Report on Form 8-K/A also reports new information under Items 5.02(b), (c), (d) and (e) and 9.01 of Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b), (c), (d) and (e)

Clark and Schlotterbeck Resignations

On August 4, 2009, R. Kerry Clark, the Company’s Chairman and Chief Executive Officer, delivered to the Company’s board of directors (the “Board”) and to the Company a notice of intent to terminate his employment with the Company for “Good Reason” (as defined in his employment agreement, dated April 17, 2006, as amended), and to resign as Chairman and Chief Executive Officer and from his position on the Board, effective immediately following the consummation of the Spin-Off. Upon his resignation, Mr. Clark will become entitled to the payments and benefits described in his employment agreement upon a resignation for Good Reason attributable to the “CMP Spinoff,” as defined and described in his employment agreement. Mr. Clark’s employment agreement has been previously filed with the U.S. Securities and Exchange Commission (the “SEC”).

Also on August 4, 2009, David L. Schlotterbeck, the Company’s Vice Chairman of Cardinal Health and Chief Executive Officer, Clinical and Medical Products, tendered his resignation conditioned on, and effective as of, the Spin-Off from the positions he holds with the Company and its subsidiaries. Mr. Schlotterbeck is expected to be CareFusion’s Chairman of the Board and Chief Executive Officer following the Spin-Off.

Barrett Appointment as Chairman and Chief Executive Officer and Employment Agreement

On August 5, 2009, the Company entered into an employment agreement with George S. Barrett (the “Barrett Agreement”) under which he will serve as Chairman and Chief Executive Officer of the Company effective at the time of consummation of the Spin-Off and ending on the earlier of (i) the date of the Company’s annual meeting of shareholders following June 30, 2012, or (ii) December 31, 2012, subject to earlier termination as described below. On August 5, 2009, Mr. Barrett was elected to the Board for a term beginning on the date of the consummation of the Spin-Off and continuing through the Company’s 2009 annual meeting of shareholders, and until his successor is elected and qualified or until his earlier resignation, removal from office or death. He will become a member of the Board’s Executive Committee effective upon his appointment as Chairman and Chief Executive Officer of the Company.

Mr. Barrett, age 54, has served as Vice Chairman of Cardinal Health and Chief Executive Officer, Healthcare Supply Chain Services of the Company since January 2008. Prior to joining the Company, he held several positions with Teva Pharmaceutical Industries Limited, a global pharmaceutical company. From November 2006 to January 2008, he was President and Chief Executive Officer of Teva North America and Executive Vice President—Global Pharmaceutical Markets and a member of the Office of the Chief Executive Officer for Teva Pharmaceutical Industries. He was President and Chief Executive Officer of Teva North America and Group Vice President—North America of Teva Pharmaceutical Industries from 2005 to 2006. Prior to that, Mr. Barrett served as President of Teva USA from 1998 to 2005.

The Barrett Agreement is filed with this report as Exhibit 10.1, and this description is qualified by reference to the agreement. The Barrett Agreement is subject to the consummation of the Spin-Off, and if the Spin-Off is not consummated by December 31, 2009, the effective date will not occur and the Barrett Agreement will not become effective.

The Barrett Agreement provides for Mr. Barrett to receive, among other things:

•	an annual base salary of not less than $1,200,000, subject to discretionary increases;

•

a target annual bonus of not less than 130% of his annual base salary payable based on performance objectives to be determined by the Board’s Human Resources and Compensation Committee (the “Committee”) in consultation with him;

•

grant of an initial equity award on the 15th of the calendar month following the Spin-Off (expected to be September 15, 2009) consisting of (a) restricted share units (“RSUs”) with a grant date value of $1,750,000 that will vest ratably over three years, and (b) an option to purchase common shares with a grant date value of $2,250,000 that will have an exercise price equal to the closing price of the common shares on the New York Stock Exchange (“NYSE”) on the date the option is granted and will vest ratably over three years, subject to adjustment to satisfy the annual share limit in the Company’s 2005 Long-Term Incentive Plan, as amended and restated as of November 5, 2008 (as adjusted to reflect the Spin-Off);

•

target long-term incentive awards commencing with fiscal 2010 of no less than 600% of his annual base salary, in the form of stock options, RSUs and other long-term incentives as determined by the Committee, resulting in, for fiscal 2010, an annual grant on September 15, 2009 of (a) RSUs with a grant date value of $2,520,000 that will vest ratably over three years, and (b) an option to purchase common shares with a grant date value of $4,680,000 that will have an exercise price equal to the closing price of the common shares on the NYSE on the date the option is granted, will vest ratably over three years and will expire seven years from the date of grant;

•

during the employment period, personal use of Company aircraft, subject to availability and without any tax reimbursement; provided that any personal use which would cause the amount reported in the Company’s annual proxy statement to equal or exceed $100,000 will require the advance approval of the Committee;

•	reimbursement on an after-tax basis for all reasonable expenses in connection with his relocation to Dublin, Ohio; and

•

eligibility to participate in the Company’s savings and retirement plans, welfare benefit plans, fringe benefits and perquisite programs and deferred compensation plan, and paid vacation, in accordance with plans and policies in effect for other senior executives.

In addition, during his employment and for two years afterward, he will not:

•	recruit employees from the Company;

•	solicit customers and potential customers of the Company for a competitor; or

•	invest in, counsel or be employed by a competitor of the Company.

If Mr. Barrett terminates his employment for “Good Reason” or the Company terminates Mr. Barrett’s employment other than for “Cause,” death or “Disability” (as each term is defined in the Barrett Agreement), Mr. Barrett will receive, among other things:

•	earned but unpaid salary through the date of termination and unpaid annual cash incentive from the prior fiscal year;

•

payout of a pro rata portion of his annual cash incentive for the current fiscal year (with the Company permitted to exercise negative discretion on a basis that is no less favorable than to other senior executives of the Company, generally);

•	cash severance in the amount of two times the sum of his annual base salary and target annual cash incentive (payable over 24 months);

•	all vested stock options held by him at the time of termination will remain exercisable for a period of two years; and

•	medical and dental benefits for him and his eligible dependents for a period of two years.

If Mr. Barrett’s employment is terminated by death or Disability, he will receive, among other things, the benefits listed under the first, second, fourth and fifth bullets above. If Mr. Barrett’s employment is terminated upon the expiration of the term of the Barrett Agreement, he will receive, among other things, the benefits listed in the first and second bullets above. If the Company terminates his employment for Cause or if Mr. Barrett terminates his employment without Good Reason, he will receive the benefits listed in the first bullet above.

The Barrett Agreement provides that if Mr. Barrett receives any payments that are subject to the excise tax imposed on “parachute payments” under the Internal Revenue Code on account of a transaction occurring within 18 months following the effective date of the Barrett Agreement, the Company will pay him a gross-up payment so that he retains an amount of the gross-up payment equal to the excise tax, after payment of all taxes on that gross-up payment. This provision modifies the right that Mr. Barrett had in his original offer letter to receive this form of gross-up payment throughout his employment with the Company. Mr. Barrett is not entitled to any such gross-up payment for transactions occurring after such 18 month period.

If the Company’s financial statements are restated following the Spin-Off and Mr. Barrett engaged in misconduct that caused or materially contributed to the restatement, the Company has the right to recoup bonus or other compensation paid to Mr. Barrett if, based on the financial statements as restated, he otherwise would not have received such compensation. This right of recoupment applies to compensation granted or vesting not later than three years following the date on which the subject financial statements were originally filed with the SEC.

Director election and committee appointments

On August 5, 2009, the Board appointed Bruce L. Downey to serve on the Audit Committee of the Board, effective upon his joining the Board. As previously disclosed, on July 2, 2009, the Board elected Mr. Downey to serve as a director, effective upon the Spin-Off. Mr. Downey is a Partner in NewSpring Health Capital II, L.P., a venture capital firm, and previously served as Chairman and Chief Executive Officer of Barr Pharmaceuticals, Inc.

Also on August 5, 2009, the Board elected Glenn A. Britt to serve as a member of the Board, effective October 1, 2009, to serve until the 2009 annual meeting of shareholders, and until his successor is elected and qualified or until his earlier resignation, removal from office or death. Mr. Britt was appointed to serve on the Audit Committee of the Board, effective upon his joining the Board. He is Chairman, President and Chief Executive Officer of Time Warner Cable Inc.

Mr. Britt will participate in the standard non-management director compensation arrangements described in the Company’s 2008 proxy statement, including an initial equity award on the effective date of his election to the Board. Accordingly, effective on the date of his becoming a director, Mr. Britt will be granted an option to purchase common shares with a grant date value of $78,000 and RSUs with a grant date value of $42,000. The option and RSUs will vest in full one year from grant. Options are granted with an exercise price equal to the closing price of a common share on the NYSE on the grant date and will be exercisable for seven years from the grant date.

The Company also will enter into its standard directors’ indemnification agreement with Mr. Britt, in the form previously filed by the Company as Exhibit 10.38 to its annual report on Form 10-K for the fiscal year ended June 30, 2004. The agreement generally provides, among other things, that the director will be indemnified to the fullest extent permitted by law and advanced expenses in connection with the defense of any proceedings.

Annual Incentive Payments

On August 4, 2009, the Committee approved the following payouts of fiscal 2009 annual incentive compensation under the Cardinal Health, Inc. Amended and Restated Management Incentive Plan, as amended (the “MIP”), to the Company’s named executives:

Name	Fiscal 2009 Annual Incentive Compensation
R. Kerry Clark Chairman and Chief Executive Officer	$696,000
Jeffrey W. Henderson Chief Financial Officer	$280,000
George S. Barrett Vice Chairman of Cardinal Health and Chief Executive Officer, Healthcare Supply Chain Services	$390,000
David L. Schlotterbeck Vice Chairman of Cardinal Health and Chief Executive Officer, Clinical and Medical Products	$0

In August 2008, the Committee established performance goals under the MIP for fiscal 2009 based upon the achievement of a specified level of earnings before interest and taxes (“EBIT”) and return on tangible capital (“ROTC”). A named executive could receive a cash award of 0-200% of the executive’s annual incentive target, with a threshold cash award level of 60% if a minimum level of both EBIT and ROTC was obtained. If the Company did not achieve the minimum performance goals with respect to either EBIT or ROTC, but it did satisfy the Section 162(m) overall company performance criterion of a specified level of return on equity (“ROE”), then any cash awards would be in the discretion of the Committee.

For fiscal 2009, the Company did not achieve the minimum performance goals with respect to either EBIT or ROTC, but satisfied the overall company performance criterion of a specified level of ROE. The Committee exercised discretion to fund the MIP and to determine the actual amount of the named executive’s annual incentive compensation. In doing so, the Committee recognized that the primary reason for the Company’s below target EBIT performance was the impact of the deferral of hospital capital purchases on the Clinical and Medical Products segment, and that the Healthcare Supply Chain Services segment performance was on target and the Corporate function managed expenses below budget. In addition, the Committee noted the significant efforts associated with the Spin-Off.

Long-Term Incentive Cash Program Payments and Termination

In August 2007, the Committee approved a long-term incentive cash program and in fiscal 2008 and fiscal 2009 established three-year performance cycles for fiscal 2008 to 2010 and fiscal 2009 to 2011, respectively. In light of the Spin-Off, the Committee has determined to terminate the long-term incentive cash program effective at the time of the consummation of the Spin-Off. For fiscal 2010, long-term incentive compensation for executives will therefore be comprised 65% of options to purchase common shares and 35% of RSUs, based on grant date values.

For the fiscal 2008 to 2010 performance cycle, the Committee had established the performance goal for target awards for two and three-year periods of a specified level of cumulative economic profit. On August 4, 2009, the Committee determined that cumulative economic profit did not meet the minimum performance goal established for the two-year period ended June 30, 2009, and no payouts for this two-year period were made. The Committee also determined that, based on results to date for the remainder of the period, it is not likely that the Company will achieve performance above the minimum performance goal for the three-year period ending June 30, 2010. As a result, the Committee canceled awards for this three-year period in connection with the Spin-Off and no payouts will be made.

For the fiscal 2009 to 2011 performance cycle, which will end on the date of the Spin-Off, the Committee had established the performance goal for target awards for a three-year period of a specified level of cumulative EBIT. It is not likely that cumulative EBIT will meet the minimum performance goal established for the performance cycle; however, on August 4, 2009, in recognition of the future potential value of the program based on forecasted performance and the remaining length of time in the original three-year performance period, the Committee in its discretion authorized payment to be made of 15% of the target cash award for each participant who will be an employee of CareFusion following the Spin-Off. As a result, Mr. Schlotterbeck will receive a payment of $111,750 with respect to this performance cycle. In addition, the Company expects to make payments following the Spin-Off of 15% of the target cash awards to all other participants, including expected payments to Messrs. Clark, Henderson and Barrett of $380,625, $105,000 and $121,874, respectively.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Employment Agreement, dated August 5, 2009, between Cardinal Health, Inc. and George S. Barrett

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc.
(Registrant)

Date: August 10, 2009	By:	/s/ Craig S. Morford
	Name:	Craig S. Morford
	Title:	Chief Legal and Compliance Officer

EXHIBIT INDEX

10.1	Employment Agreement, dated August 5, 2009, between Cardinal Health, Inc. and George S. Barrett